Exhibit 21


      The following were the registrant's subsidiaries as of December 31, 1994, other than subsidiaries that, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary at such date:


                                            Jurisdiction
                                                 of
Name of Subsidiary                          Incorporation
------------------                          -------------
BHC Communications, Inc.                    Delaware
      BHC Network Partner, Inc.             Delaware
      Chris-Craft Television, Inc.          Delaware
            BHC Network Partner II, Inc.    Delaware
            KCOP Television, Inc.           California
            Oregon Television, Inc.         Oregon
      Pinelands, Inc.                       Delaware
      United Television, Inc.               Delaware
            UTV of San Francisco, Inc.      California
            UTV of San Antonio, Inc.        Texas
Chris-Craft Industrial Products, Inc.       Delaware